CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement on Form S-8 pursuant to which Laser Storm, Inc. ("Company") proposes to sell 550,000 shares of the $0.001 par value common stock of the Company. Reference is also made to our opinion dated May 13, 1996, included as Exhibit 5.1 to the Registration Statement relating to the legality of the securities proposed to be issued and to be sold.

     We hereby consent to the filing of our opinion dated May 13, 1996, as an exhibit to the Company's Registration Statement on Form S-8.

                                                HOPPER AND KANOUFF, P.C.



                                                By /s/ Thomas S. Smith
                                                  -----------------------------
                                                  Thomas S. Smith, Director


Denver, Colorado
Dated: May 13, 1996






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